Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of May 6, 2019 (the “Execution Date”) by and among Better Choice Company Inc., a Delaware corporation (the “Company”), and the undersigned (the “Investor”).

WHEREAS, the Company intends to issue shares of its common stock to the Investor pursuant to that certain Securities Exchange Agreement, dated as of February 2, 2019, by and among the Company, Trupet LLC and the holders of the Membership Interests of Trupet LLC (the “SEA”); and

WHEREAS, Pursuant to Section 5.12 of the SEA, the Company has agreed to provide certain registration rights to the Investor.

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“2019 Shares” has the meaning assigned to it in Section 2(b) of this Agreement.

“2019 Investors” has the meaning assigned to it in Section 2(b) of this Agreement.

“Agreement” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Applicable Stockholders” has the meaning assigned to it in Section 2(c) of this Agreement.

“Closing Date” has the meaning assigned to it in Section 2.2(a) of the SEA.

“Common Stock” means the Company’s authorized common stock, as constituted on the date of this Agreement, any stock into which such Common Stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of such Common Stock upon any re-classification thereof.

“Commission” means the Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Demand Notice” has the meaning assigned to it in Section 2(c) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Forms” means registration statements under the Securities Act, on Forms S-4 and S-8, or any successors thereto and any form used in connection with an initial public offering of securities.

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Execution Date” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Extra Shares” has the meaning assigned to it in Section 2(b) of this Agreement.

“Initial Registration” has the meaning assigned to it in Section 2(a) of this Agreement.

“Initiating Stockholders” means, collectively, investors of the Company who properly initiate a registration request under this Agreement.

“Investor” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Other Shares” has the meaning assigned to it in Section 4(f) of this Agreement.

“Person” includes any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality or political subdivision.

“Pro Rata Share” shall mean a number of Registrable Securities equal to the number of Registrable Securities received by the Investor divided by the total number of Registrable Securities received by all Trupet Members.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Common Stock acquired by the Investor pursuant to the SEA and any securities of the Company issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination, recapitalization, share exchange, consolidation or other reorganization of the Company.

“Rule 144” has the meaning assigned to it in Section 10 of this Agreement.

“SEA” has the meaning assigned to it in the first WHEREAS clause.

“SEC Restrictions” has the meaning assigned to it in Section 9 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all selling commissions, finder’s fees and stock transfer taxes applicable to the Registrable Securities registered by the Investor and all fees and disbursements of counsel for the Investor.

“Trupet Member” shall mean a Person that receives shares of Common Stock on the Closing Date pursuant to the terms of the SEA.

2.     Registration.

(a)     Mandatory Registration. As soon as practicable following the Closing Date, the Company shall use commercially reasonable efforts to file a registration statement on Form S-1 (or other applicable form) with the Commission permitting the Investor to publicly sell some or all of its Registrable Securities (the “Initial Registration”).

(b)     Number of Registrable Securities. The number of Registrable Securities to be included as part of any registration statement shall be determined as follows: (i) the Company shall first include with such registration statement all shares of the Company’s Common Stock (the “2019 Shares”) sold to investors through a broker-dealer in a proposed securities offering closing on or about April 15, 2019 (the “2019 Investors”); and (ii) to the extent the Company may register a greater number of shares of the Company’s Common Stock than those comprising the 2019 Shares (the “Extra Shares”), the Investor shall be entitled to register its Pro Rata Share of one-third (1/3) of such Extra Shares.

(c)     Demand Registration. If at any time after the effective date of the Initial Registration, the Company receives a request from stockholders of the Company holding five percent (5%) of the Registrable Securities then outstanding that the Company file a registration statement with respect to the Registrable Securities then outstanding, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all stockholders which have registration rights (the “Applicable Stockholders”) other than the Initiating Stockholders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Stockholders, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Stockholders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Initiating Stockholders, as specified by notice given by each such stockholders to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of set forth herein.

3.     Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a)     use commercially reasonable efforts to prepare and file with the

Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period referred to in Section 4(a);

(b)     use commercially reasonable efforts to prepare and file with the Commission such amendments to such registration statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such registration statement effective, subject to the qualifications in Section 4(a), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Investor set forth in such registration statement;

(c)     furnish to the Investor such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as each Investor may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

(d)     use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; and provided further, that in no event shall any stockholders of the Company be required to place any shares of Common Stock in escrow in order to register or qualify the Registrable Securities.

(e)     notify the Investor at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Investor a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the Investors of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)     otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(g)     use commercially reasonable efforts to cause Registrable Securities to be listed or quoted on each national securities exchange and/or in each trading market on which the Common Stock of the Company is then listed or quoted; and

(h)     notify the Investor of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

4.     Other Procedures.

(a)     Subject to the Company’s general obligation to use commercially reasonable efforts under Section 3, the Company shall be required to maintain the effectiveness of a registration statement (on Form S-1 or other applicable form) until the earlier of (i) the sale of all Registrable Securities or (ii) two (2) years from the effective date of the registration statement. The Company shall have no liability to the Investor for delays in the Investor being able to sell the Registrable Securities (x) as long as the Company uses commercially reasonable efforts to file a registration statement, amendments to the registration statement or supplements to a prospectus contained in a registration statement (including any amendment or post effective amendments), (y) where the required financial statements or auditor’s consents are unavailable or (z) as provided in Section 4(f).

(b)     In consideration of the Company’s obligations under this Agreement, the Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), the Investor shall forthwith discontinue his sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c)     The Company’s obligation to file any registration statement or amendment, including any post-effective amendment, shall be subject to the Investor and each stockholder, as applicable, furnishing to the Company in writing such information and documents regarding such Investor and Applicable Stockholder of the Company and the distribution of such Investor’s or Applicable Stockholder’s Registrable Securities as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act. The Company’s obligations are also subject to the Investor and each other Applicable Stockholder of the Company electing to include shares of Common Stock in such registration statement promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act.

(d)     If any such registration or comparable statement refers to the Investor by name or otherwise as a stockholder of the Company, but such reference to the Investor by name or otherwise is not required by the Securities Act or the rules thereunder, then each Investor shall have the right to require the deletion of the reference to the Investor, as may be applicable.

(e)     In connection with the sale of Registrable Securities, the Investor shall deliver to each Investor a copy of the necessary prospectus and, if applicable, prospectus supplement, within the time required by Section 5(b) of the Securities Act.

(f)     Notwithstanding the foregoing obligations, if the Company furnishes to stockholder of the Company requesting a registration pursuant to Section 3 a certificate signed by at least one (1) of the Company’s chief executive officers stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than thirty (30) days after the request of the Initiating Stockholders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12)-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30)-day period other than an Excluded Registration.

5.     Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

6.     Indemnification.

(a)     Company Indemnification. The Company will indemnify the Investor and each stockholder of the Company who holds Registrable Securities (if Registrable Securities held by the Investor or such other stockholder are included in the securities as to which such registration is being effected), each of its officers and directors, partners, members and each person controlling such Investor within the meaning of Section 15 of the Securities Act, to the extent permitted by applicable law, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; and in each case, the Company will reimburse the Investor and each such stockholder, each of its officers and directors, partners, members and each person controlling the Investor and each such stockholder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor and each such stockholder or controlling person, and stated to be specifically for use therein, (B) the use by the Investor or any other stockholder of an outdated or defective prospectus after the Company has notified the Investor or such other stockholder in writing that the prospectus is outdated or defective, (C) the Investor’s or such other stockholder’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such prospectus or supplement, or (D) any violation by the Investor or such other stockholder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Investor or such other stockholder.

(b)     Investor Indemnification. Each stockholder of the Company holding Registrable Securities will, if Registrable Securities held by such stockholder are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such Registration Statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such stockholder and stated to be specifically for use therein, or (ii) any violation by such stockholder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such stockholder, and in each case, such stockholder will reimburse the Company, each other stockholder, and directors, officers, persons, underwriters or control persons of the Company and the other I for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying stockholder (which consent shall not be unreasonably withheld or delayed). The liability of any stockholder for indemnification under this Section 6(b) in its capacity as a seller of Registrable Securities shall not exceed the greater of (i) the amount of net proceeds to such stockholder of the securities sold in any such registration and (ii) the purchase price of the Shares paid by such stockholder.

(c)     Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or Section 6(b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the indemnifying Party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified and the indemnifying party the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6; provided, however, that in no event shall any indemnification by the Investor under this Section 6 exceed the net proceeds from the sale of Registered Securities received by the Investor. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party the indemnifying party shall not, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d)     If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(e)     Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of the Registrable Securities, the Company, the Investor and the underwriter(s) enter into an underwriting agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 6 shall be deemed inoperative for purposes of such offering.

7.     Certain Limitations on Registration Rights. At any time prior to the effectiveness of any registration statement filed pursuant to this Agreement, if the Company determines to file a registration statement with the Commission for the public sale of its securities and the managing underwriter of such offering offers to purchase the Registrable Securities for its own account at the same price including underwriting discounts and applicable expenses as paid to the Company, the Investor shall either (i) elect to include their Registrable Securities being registered pursuant to this Agreement in the registration statement covering the sale of the Company’s securities, or (ii) immediately cease their public sales for a period of ninety (90) days following the effective date of the registration statement covering the sale by the Company. Additionally, the Investor may not participate in the registration statement relating to the sale by the Company of its Common Stock as provided above unless the Investor enters into an underwriting agreement with the managing underwriter and completes and/or executes all questionnaires, indemnities and other reasonable documents requested by the managing underwriter. The Investor shall be deemed to have agreed by acquisition of its Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities and to use its best efforts not to effect any such public sale or distribution of any other equity security of the Company (including any short sale) or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within ten (10) days before or ninety (90) days after the effective date of such registration statement. In such event, the Investor shall, if requested, sign a customary market stand-off letter with the Company’s managing underwriter, and to comply with applicable rules and regulations of the Commission.

8.     Allocation of Securities Included in Registration Statement. In the case of a registration pursuant to Section 7 for the Company’s account, if the Company’s managing underwriter shall advise the Company and the Investor in writing that the inclusion in any registration pursuant hereto of some or all of (a) the Registrable Securities permitted to be registered by the Investor and securities offered by other stockholders, and (b) the Company’s securities sought to be registered creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of Company securities sought to be registered shall be included in such registration, (ii) next, the number of Registrable Securities offered by the 2019 Investors shall be included in such registration , and (iii) next, the number of Registrable Securities offered by (x) the Trupet Members, (y) purchasers in the Company’s December 2018 private placement and (z) the former shareholders of Bona Vida, Inc. shall be included in such registration statement, with each group of investors in clauses (x), (y) and (z) permitted to register one-third of any permissible sum (with each Trupet Member allowed to include up to his Pro Rata Share) to the extent permitted by the Company’s managing underwriter; provided, however, that, if the Investor would be required pursuant to the provisions of this Section 8 to reduce the number of Registrable Securities that it may include in such registration, the Investor may withdraw all or any portion of its Registrable Securities from such registration statement and may resume selling shares under the registration statement (assuming it is effective) referred to in Section 7 after the 90-day lock-up period.

9.     Rule 415; Cutback. If at any time the Commission staff takes the position that the registration of some or all of the Registrable Securities in a registration statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Person registering Company securities as part of a registration statement contemplated hereunder to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the Commission staff that the offering contemplated by the registration statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Persons registering Company securities as part of a registration statement contemplated hereunder is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 9, the Commission staff refuses to alter its position, the Company shall (a) remove from the registration statement such portion of the Company’s securities and/or (b) agree to such restrictions and limitations on the registration and resale of the Company’s securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the

“SEC Restrictions”); provided, however, that the Company shall not agree to name any Person registering Company securities as part of a registration statement contemplated hereunder as an “underwriter” in such registration statement without the prior written consent of such Person. Any cutback imposed pursuant to this Section 9 shall be allocated as follows: (i) first, the number of Company securities sought to be registered by the 2019 Investors shall be included in such registration, and (ii) next, to the extent permissible after giving effect to clause (i) of this Section 9, the Investor’s Pro Rata Share of one-third of the remaining Company securities shall be included in such registration, unless the SEC Restrictions require otherwise.

10.     Rule 144. The Company covenants that it will file the reports required to be filed under the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities Act), and it will take such further action as the Investor may reasonably request, or to the extent required from time to time to enable the Investor to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, “Rule 144”). Upon request of any Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

11.     Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

12.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

13.     Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

14.     Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery as follows:

     To the Company:                                       Better Choice Company Inc.

81 Prospect Street

Brooklyn, New York 11201

Attention: Mike Young

Email: myoung@cottcap.com

     With a Copy to:                                         Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attention: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

To the Investor: to the address and email address listed on the signature page hereto or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

15.     Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

16.     Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

17.     Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to choice of law considerations.

18.     Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

19.     Force Majure. The Company shall be excused from any delay in performance or for non-performance of any of the terms and conditions of this Agreement caused by any circumstances beyond its control, including, but not limited to, any Act of God, fire, flood, or government regulation, direction or request, or accident, interruption of telecommunications facilities, labor dispute, unavoidable breakdown, civil unrest or disruption to the extent that any such circumstances affect the Company’s ability to perform its obligations under this Agreement or the ability of the Commission to perform its responsibilities under the Securities Act.

20.     Investor Acknowledgement. The Investor acknowledges and agrees that the staff of the Commission has a policy limiting the number of shares that can be registered in any one or related registration statements, and that while the Company anticipates that there may be some room to include some of the Investor’s Registrable Securities issued to the Investor in connection with the SEA, the ultimate decision will be made by the staff of the Commission. Consequently, the inability of the Company to include any of the Investor’s Registrable Securities in a registration statement upon commercially reasonable efforts by the Company shall not be a violation of this Agreement by the Company.

21.     Assignments and Transfers by the Investor. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and assigns. The Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by the Investor to such person, provided that (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

22.     Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the shares of Common Stock are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the Execution Date.

BETTER CHOICE COMPANY INC.

By:

Name: David Lelong

Title: President

[FOR INDIVIDUAL]

Name of Holder:

________________________________

Address: _____________________

   _____________________

Email: _______________________

[FOR ENTITY]

Name of Holder:

By: __________________________

Name:

Title:

Address: _____________________

   _____________________

Email: _______________________

[Signature Page to the Registration Rights Agreement]